Exhibit 5.1

                       [Davis Polk & Wardwell Letterhead]

                                                 October 10, 2000



Comcast Cable Communications, Inc.
1500 Market Street
Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:

         We have acted as counsel for Comcast Cable Communications, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement"), for the registration of the sale by the Company from time to time of up to $4,000,000,000 aggregate principal amount of (i) senior debt securities of the Company (the "Senior Debt Securities"), which may be issued pursuant to an Indenture dated as of May 1, 1997, as amended, between the Company and Bank of New York, as Trustee (the "Senior Indenture"), (ii) subordinated debt securities of the Company which may be issued pursuant to a subordinated indenture in the form filed as an exhibit to this Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Debt Securities ("Debt Warrants") and (iv) units of Debt Securities and Warrants.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, or such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that:

         1. When the Indentures and any supplemental indenture to be entered into in connection with any Debt Security have been duly authorized, executed and delivered by the trustee thereunder and the Company, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the

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applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          2. When the Warrants have been duly authorized by the Company, the applicable Warrant Agreement has been duly executed and delivered and the Warrants have been duly issued and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a

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violation of any provision of any instrument or agreement then binding upon the
Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                     Very truly yours,

                                                     /s/ Davis Polk & Wardwell